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                                                              EXHIBIT 16.1

DECEMBER 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by COMBINATORX, INC. (copy attached), which we understand will be filed with the Commission, pursuant to Item 304 of Regulation S-K, as part of the Company's Registration Statement on Form S-1 dated December 10, 2004 under the heading Change in Independent Registered Public Accounting Firms. We agree with the statements concerning our Firm under such heading.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP